                                                                     EXHIBIT 4.5


THIS AGREEMENT AND THE UNDERLYING SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY BLUE SKY LAWS. THIS AGREEMENT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS.

                             STOCK OPTION AGREEMENT


                                                 Vesting Schedule:

Exercise Price Per Share:           $                   Shares on       ________ __, 2000
                                                        Shares on       ________ __, 2001
Number of Shares:                                       Shares on       ________ __, 2002
                                                        Shares on       ________ __, 2003
Expiration Date:                                        Shares on       ________ __, 2004
                                                        Shares on       ________ __, 2005


         Pet Quarters, Inc. (the "Company") and the individual identified below (the "Participant"), enter into this [ ] NONQUALIFIED STOCK OPTION AGREEMENT /
[ ] INCENTIVE STOCK OPTION AGREEMENT (consisting of seven pages and three Exhibits) as of _______________ ___, ____ (the "AGREEMENT"). Participant acknowledges receipt of the Pet Quarters, Inc. Employee Equity Participation Incentive Plan (the "PLAN") pursuant to which this Agreement has been executed.

PET QUARTERS, INC.                           PARTICIPANT


By:
    ----------------------------             -----------------------------------


Name:                                        Name:
      --------------------------                  ------------------------------
             (printed)                                        (printed)

Title:
      --------------------------

                                    ARTICLE 1
                                  DEFINED TERMS

         Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

                                    ARTICLE 2
                     OPTION GRANT, EXERCISE AND REPLACEMENT

2.1 GRANT. This Agreement evidences the Company's grant to the Participant of the right and option to purchase, on the terms and conditions set forth herein and in the Plan (this "Option"), all or any part of the Shares listed on page one at the exercise price per share set forth on page one (the "Exercise Price"), exercisable as set forth herein, prior to the close of business on the [expiration date listed on page one] [the earlier of the termination date of the plan or the day before the tenth anniversary of the Award Date] [five years] (the "Expiration Date"). The Exercise Price equals the Fair Market Value of the Company's Common Stock as of the Award Date. If the Incentive Stock Option box is checked on page one, it is the intent of the Company that this Option constitute an incentive stock option within the meaning of
         Section 422 of the Code.

2.2 EXERCISABILITY. Subject to the Plan, this Option shall become exercisable in cumulative installments at the times set forth in the vesting schedule on page one. This Option shall only be exercisable in respect of whole Shares, and fractional Share interests shall be disregarded. At least 100 Shares must be purchased at one time unless the number purchased is the total number at the time available for purchase under this Option.

2.3      METHOD OF EXERCISE.

         2.3.1 CASH. Exercise of this Option for cash requires delivery to the Secretary of the Company of (a) a Subscription Form in the form of Exhibit A, (b) an executed Exercise Agreement in the form of Exhibit C (the "Exercise Agreement"), (c) this Option, and (d) payment made in accordance with and in a form permitted by the Plan for the full Purchase Price of the Shares to be purchased, subject to such further limitations and rules or procedures as the Board may from time to time establish as to any non-cash payment and as to the tax withholding requirements of the Plan. In addition, the Participant (or the Participant's Beneficiary or Personal Representative) shall furnish any written statements required by this Agreement or the Plan.

         2.3.2 CASHLESS EXERCISE. This Option can also be exercised, in whole or in part, in a "cashless" exercise, upon delivery to the Company of (a) a Cashless Exercise Form in the form of Exhibit B, (b) an executed Exercise Agreement in the form of Exhibit C, (c) this Option, and (d) any payments required under the Plan or by the Board. In a cashless exercise, the right to purchase each Share may be exchanged for that number of Shares of Common Stock determined by multiplying the number one (1) by a fraction, the numerator of which will be the difference between (y) the then current Market Price and (z) the Exercise Price, and the denominator of which will be the then current Market Price.

2.4 ISSUANCE OF SHARES. Upon the exercise of this Option, the Company will immediately issue the Shares purchased to the person exercising this Option, and promptly deliver to such person a certificate or certificates representing such Shares. If this Option is exercised in part, the Company will promptly deliver to the person exercising this Option a new Option Agreement identical to this Option Agreement, dated the date hereof, but evidencing the right to purchase only the remaining Shares. The Company will pay all expenses, transfer taxes and other charges payable in connection with its issuance and delivery of such document.

2.5 CONTINUING RIGHT TO PURCHASE CUMULATIVELY. If the Participant does not in any year purchase all or any part of the Shares to which the Participant is entitled, then the Participant has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until this Option terminates or expires.

2.6 LOSS OF OPTION. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and upon receipt of an indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender of this Option, the Company will deliver a new, identical Option.

                                    ARTICLE 3
                          CONSIDERATION TO THE COMPANY

         In consideration of the granting of this Option by the Company, the Participant agrees to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing contained in this Agreement or in any other documents related to the Plan shall confer upon the Participant any night to continue performing services for the Company or constitute any contract of employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the services of the Participant, with or without Cause.

                                    ARTICLE 4
                                   TERMINATION

4.1 TERMINATION OF OPTION UPON TERMINATION OF SERVICES. This Option and all other rights hereunder, to the extent not exercised, will terminate and become null and void upon the termination of Participant's services for the Company, except that:

         4.1.1 REASON OTHER THAN DEATH, TOTAL DISABILITY OR FOR CAUSE. If the Participant's services for the Company terminate for any reason other than death, Total Disability or for Cause, the Participant has 90 days after the date of termination to exercise this Option to the extent this Option was exercisable on the date of termination.

         4.1.2 FOR CAUSE. If the Participant's services for the Company are terminated for Cause, this Option shall lapse immediately upon the Participant's termination of services for the Company.

         4.1.3 TOTAL DISABILITY. If the Participant's services for the Company are terminated as a result of a Total Disability, or if the Participant suffers a Total Disability within

                  90 days of any termination of services under this SECTION 4.1, the Participant or the Participant's Personal Representative, as the case may be, shall have 180 days from the date of Total Disability (or, if earlier, the date of termination of Participant's services) to exercise this Option to the extent this Option was exercisable on such date.

         4.1.4 DEATH. If the Participant dies while in the service of the Company, or within 90 days after any termination of services described in this SECTION 4.1, then this Option may be exercised within a period of 180 days after the Participant's date of death (or, if earlier, the date of termination of Participant's services), by the Participant's Beneficiary to the extent this Option was exercisable on the such date.

4.2 TERMINATION OF OPTION ON EXPIRATION DATE. Notwithstanding the foregoing, in no event may this Option be exercised by anyone after the Expiration Date.

4.3 TERMINATION OF OPTION ON CERTAIN EVENTS. The Board retains the right to terminate this Option to the extent not previously exercised upon an event or transaction in which the Company does not survive.

                                    ARTICLE 5
                             RESTRICTIONS ON SHARES

5.1 LEGEND. Shares issued pursuant to this Option are subject to certain restrictions on disposition under the Exercise Agreement, and a repurchase right under the Exercise Agreement. The Shares will bear, in addition to any other legends which may be required by the Plan, this Agreement or applicable securities laws, a legend evidencing this restriction on disposition and this repurchase right,

5.2 SECURITIES ACT LEGEND. Shares issued pursuant to this Option will bear, in addition to any other legends which may be required by the Plan, this Agreement or applicable securities laws, a legend similar to legend on page one of this Agreement, to the extent necessary under applicable Securities Laws.

                                    ARTICLE 6
              PRIVILEGES OF STOCK OWNERSHIP; NONDISTRIBUTIVE INTENT

6.1 RESTRICTION ON RIGHT. The Participant shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of the Shares unless and until certificates representing such Shares are issued by the Company to the Participant. Upon the issuance and transfer of Shares to the Participant pursuant to the Exercise Agreement, unless a registration statement is in effect under the Securities Act of 1933, as amended, ("SECURITIES ACT") and applicable state securities laws, relating to such issued and transferred Shares, the Shares may be issued and transferred to the Participant only if he or she represents and warrants in writing to the Company the items covered in the Exercise Agreement. The Participant or any other person then entitled to exercise this

         Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such person is contrary to the representations and agreement referred to above.

6.2 STOP-TRANSFER. The Board may take whatever additional actions it deems appropriate to insure the observance and performance of such representations and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired upon exercise of this Option does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. No Shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Company may be listed).

                                    ARTICLE 7
                                  MISCELLANEOUS

7.1 ASSIGNMENTS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. Except as otherwise provided in the Plan, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other.

7.2 NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal off-ice to the attention of the President and Chairman, and to the Participant at the address given to the Company for payroll purposes, or at such other address as either party may hereafter designate in writing (which may be a facsimile). Notice will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Either party may, at any time by giving five (5) days' prior written notice to the other, designate any other address in substitution of the foregoing address.

7.3 PLAN. This Option and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, all of which are incorporated herein by this reference, to the extent such provisions are applicable. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board so conferred by appropriate action of the Board under the Plan after the date hereof.

7.4 NOTICE OF DISPOSITION. The Participant agrees to notify the Company of any intended sale or other disposition of any shares of Common Stock received upon exercise of this Option.

7.5 INTERPRETATION. If any claim is made by the Participant relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of the Company or its counsel. The Participant acknowledges that the Participant has had the opportunity to consult with the Participant's own counsel prior to the execution hereof

7.6 AMENDMENTS. Except as otherwise provided in the Plan, any amendments to this Agreement must be in writing and designated as an amendment, and signed by both parties hereto.

7.7 SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

7.8 HEADLINES REFERENCES; EXHIBITS. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation of this Agreement, nor as evidence of the intention of the parties hereto. All exhibits, schedules and appendices attached to this Agreement are incorporated herein. Except where otherwise indicated, all references in this Agreement to Sections refer to Sections of this Agreement.

7.9 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and when executed, separately or together, all of such counterparts shall constitute a single original instrument, effective in the same manner as if all parties hereto had executed one and the same instrument.

7.10 ENTIRE AGREEMENT. This Agreement (together with its Exhibits and other documents referred to herein) is the complete and exclusive statement of agreement and understanding of the parties with respect to matters in this Agreement and is a complete and exclusive statement of the terms and conditions thereof. This Agreement replaces and supersedes all prior written or oral agreements, statements, correspondence, negotiations and understandings by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Agreement is binding on the parties.

7.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, excluding that body of law relating to conflict of laws.

                                CONSENT OF SPOUSE

         In consideration of the execution of the foregoing Stock Option Agreement by Pet Quarters, Inc., I, ____________________________________, the
spouse of the Participant herein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



DATED:
       --------------------                       ------------------------------
                                                  Signature of Spouse


                                                  ------------------------------
                                                  Name (printed)

                                    EXHIBIT A

                                SUBSCRIPTION FORM
                 TO BE EXECUTED UPON EXERCISE OF OPTION FOR CASH

         The undersigned exercises the right to purchase ______ Shares, evidenced by (a) this Subscription Form, (b) the enclosed, executed Exercise Agreement, (c) the enclosed Option, and (d) payment of the Purchase Price in full ($__________________). Certificate(s) for such shares are to be issued and delivered as set forth below.

                                             HOLDER

                                             -----------------------------------

                                             Name:
                                                  ------------------------------

                                             Date:
                                                  ------------------------------

         If the Holder is other than the Participant, specify Holder's status as
(1) Beneficiary or (2) Personal Representative.

                                             -----------------------------------
                                             Status

Name to appear on the stock certificate:

         Printed Name:
                      ---------------------------------------------
         Address:
                      ---------------------------------------------

                      ---------------------------------------------

                      ---------------------------------------------
         Social Security Number:
                                -----------------------------------

         (or Employer Identification Number, or other identifying number)



If the foregoing exercise is not for all of the Shares purchasable under this Option, please register and deliver a new Option for the unexercised portion as follows:

         Printed Name:
                      ---------------------------------------------
         Address:
                      ---------------------------------------------

                      ---------------------------------------------

                      ---------------------------------------------
         Social Security Number:
                                -----------------------------------

         (or Employer Identification Number, or other identifying number)

                                    EXHIBIT B

                             CASHLESS EXERCISE FORM

         The undersigned Holder exercises the right to purchase _____________ Shares, evidenced by (a) this Cashless Exercise Form, (b) the enclosed, executed Exercise Agreement, (c) the enclosed Option, and (d) any payments required under the Plan or by the Board. The undersigned Holder requests that the Company exchange the Option for Shares as provided in Section 2.3.2 of the Option. Certificate(s) for such shares are to be issued and delivered as set forth below. HOLDER

                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Date:
                                                --------------------------------

         If the Holder is other than the Participant, specify Holder's status as
(1) Beneficiary or (2) Personal Representative.

                                           -------------------------------------
                                           Status

Name to appear on the stock certificate:

         Printed Name:
                      ---------------------------------------------
         Address:
                      ---------------------------------------------

                      ---------------------------------------------

                      ---------------------------------------------
         Social Security Number:
                                -----------------------------------
         (or Employer Identification Number, or other identifying number)

If the foregoing exercise is not for all of the Shares purchasable under this Option, please register and deliver a new Option for the unexercised portion as follows:

         Printed Name:
                      ---------------------------------------------
         Address:
                      ---------------------------------------------

                      ---------------------------------------------

                      ---------------------------------------------
         Social Security Number:
                                -----------------------------------
         (or Employer Identification Number, or other identifying number)

Calculation of Cashless Exercise:

         M =      Market Price (current):
                                            ---------------------
         E =      Exercise Price:
                                            ---------------------

         X = Number of Shares to be issued for each right to purchase one Share exchanged:

                    M-E
                  ------  =  ---------------------
                    M

Total number of Shares issuable:
                                 -----------------------

Total number of Shares to be issued:
                                     ------------------------

                                    EXHIBIT C

                               PET QUARTERS, INC.
                               EXERCISE AGREEMENT

         This Exercise Agreement (this "AGREEMENT"), dated as of is made and entered into by and between Pet Quarters, Inc., an Arkansas corporation (the "COMPANY"), and _________________ (the "PURCHASER").

                                    RECITALS

         WHEREAS, under the Company's Pet Quarters, Inc. Employee Equity Participation Incentive Plan (the "Plan"), the Purchaser holds an option (the "OPTION") to purchase all. or any part of a designated amount of authorized but unissued shares of common stock of the Company and in connection therewith, as evidenced by that certain Stock Option Agreement dated as of _________________ (the "OPTION AGREEMENT") of which this Agreement is a part and incorporated therein;

         WHEREAS, the Purchaser desires to exercise the Option and purchase from the Company and the Company wishes to issue and sell to the Purchaser shares of its common stock, ("Common Stock"), in accordance with and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the above premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                        PURCHASE AND SALE OF COMMON STOCK

1.1 COMMON STOCK. Upon the terms and conditions contained herein, the Company hereby sells and issues to the Purchaser, and the Purchaser purchases from the Company, at a purchase price of $ ____________ per share, __________ shares of Common Stock (the "SHARES").

1.2 PAYMENT AND DELIVERY. The Company hereby delivers to the Purchaser stock certificate(s) representing the Shares against delivery to the Company by the Purchaser of consideration of ________________________ pursuant to either Section 2.3.1 or Section 2.3.2 of the Option Agreement. The Company acknowledges receipt of such consideration.

                                    ARTICLE 2
                           INVESTMENT REPRESENTATIONS

         The Purchaser acknowledges that the Shares are not being registered under the Securities Act of 1933, as amended ("Act"), based, in part, on reliance that the issuance of the Shares is exempt from registration under
Section 4(2) of the Act as not involving any public offering. The Purchaser further acknowledges that the Company's reliance on such exemption is predicated, in part, on the representations set forth below made by the Purchaser to the Company:

2.1 FOR PURCHASER'S OWN ACCOUNT. The Purchaser is acquiring the Shares solely for the Purchaser's own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Shares within the meaning of the Act;

2.2 RELATIONSHIP OR EXPERIENCE. Either (a) the Purchaser has a preexisting business relationship with the Company or its officers or directors, or
         (b) the Purchaser has sufficient business or financial experience, or has relied upon the advice of the Purchaser's legal counsel, tax advisors, and/or investment advisors, to have the capacity to protect the Purchaser's interests in connection with the purchase of the Shares;

2.3 RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as "restricted securities" under the federal securities laws since the Shares are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Purchaser represents that the Purchaser is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act; and

2.4 NO ORAL REPRESENTATION OR SOLICITATION. At no time was an oral representation made to the Purchaser relating to the purchase of the Shares nor was the Purchaser presented with or solicited by any leaflet, public or promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising relating to the purchase of the Shares.

                                    ARTICLE 3
                             RESTRICTIONS ON SHARES

         The Purchaser agrees not to transfer the Shares except in accordance with the express terms of this Section 3. Any attempted transfer in violation of this Section 3 shall be void and of no effect.

3.1 COMPLIANCE WITH SECURITIES LAWS. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares, except in compliance with applicable state securities laws and unless and until:
         (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; (b) such disposition is made in accordance with Rule 144 under the Act; or (c) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel acceptable to Company counsel, that such disposition will not require registration under the Act and will be in compliance with applicable state securities laws.

3.2 TRANSFEREES BOUND. Any transferee of Shares originally issued under this Agreement other than the Company, whether or not such transferee is a permitted transferee, shall be subject to the same restrictions as the transferor, and any attempted disposition of such shares or any interest therein by operation of law or otherwise to any other person without the written agreement of the transferee to be bound by the restrictions on transfer set forth in this Section 3 shall be null and void. Each proposed transferee must agree in writing to be bound by the restrictions on transfer of this Section 3.

3.3 LOCK-UP AGREEMENT. If at any time the Company proposes to register its Common Stock under the Act in connection with an underwritten public offering of the Company's Common Stock, the Purchaser agrees to enter into a lock-up agreement with the underwriter or underwriters selected for such underwriting by the Company restricting any offer, sale, offer to sell, contract to sell, grant of any option to purchase or otherwise sell, transfer, pledge, or dispose (collectively, a "Transfer") of any of the shares of Common Stock of the Company or any securities convertible into, or exchangeable or exercisable for, shares of the Company's Common Stock for a period commencing as of 14 days prior to and ending not more than one year after the effective date of a registration statement covering such public offering of the Company's securities. The Purchaser agrees and consents to the entry of stop-transfer instructions with the Company's transfer agent against the Transfer of the Company's securities beneficially owned by the Purchaser.

                                    ARTICLE 4
                            STOCK CERTIFICATE LEGENDS

         SECURITIES ACT LEGEND. Prior to registration under applicable federal and state securities laws of the issuance of the Shares, all certificates evidencing such Shares also shall bear the following legend and/or any other appropriate or required legends under applicable laws or Section 6.4 of the
Plan:

                  "The shares represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, (the "Act") or any state securities laws, have been acquired for investment purposes only, and no sale or transfer of such shares shall be valid or effective except (a) pursuant to a registration statement under the Act and registration or qualification under applicable state securities laws, each of which has become effective and is current with respect to the shares being sold; or (b) pursuant to a specific exemption from registration under the Act and applicable state securities laws, but only upon prior written authorization of such sale or transfer by counsel for, or other authorization by, Company."

                                    ARTICLE 5
                                  MISCELLANEOUS

5.1 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meaning specified in the Plan.

5.2 ASSIGNMENTS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other; provided, however, the Company may assign its rights to any person.

5.3 NOTICES. Any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and given in the manner set forth in the Option Agreement.

5.4 INTERPRETATION. If any claim is made by the Participant relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of the Company or its counsel. The Participant acknowledges that the Participant has had the opportunity to consult with the Participant's own counsel prior to the execution hereof .

5.5 AMENDMENTS. Any amendments to this Agreement must be in writing and designated as an amendment, and signed by both parties hereto.

5.6 SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

5.7 HEADINGS, REFERENCES; EXHIBITS. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation of this Agreement, nor as evidence of the intention of the parties hereto. All exhibits, schedules and appendices attached to this Agreement are incorporated herein. Except where otherwise indicated, all references in this Agreement to Sections refer to Sections of this Agreement.



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

5.8 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and when executed, separately or together, all of such counterparts shall constitute a single original instrument, effective in the same manner as if all parties hereto had executed one and the same instrument.

5.9 ENTIRE AGREEMENT. This Agreement (together with its Exhibits and other documents referred to herein) is the complete and exclusive statement of agreement and understanding of the parties with respect to matters in this Agreement and is a complete and exclusive statement of the terms and conditions thereof. This Agreement replaces and supersedes all prior written or oral agreements, statements, correspondence, negotiations and understandings by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Agreement is binding on the parties.

5.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, excluding that body of law relating to conflict of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                            PET QUARTERS, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                            "PURCHASER"

                                            ------------------------------------

                                            Name:
                                                 -------------------------------
                                            Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                                            Social Security Number:
                                                                   -------------




FORM OF OWNERSHIP:         [ ] individual           [  ] community property
                           [ ] joint tenants        [  ] tenants in common



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